SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

CAGLE’S, INC.

(Exact name of registrant as specified in its charter)

Georgia……………….……………1-7138…………..…..……… 58-0625713

(State or other jurisdiction of incorporation)……...(Commission File Number) .........(I.R.S. Employer Identification No.)

1385 COLLIER ROAD, N.W., Atlanta, Ga. …….…………30318

(Address of principal executive offices)……………….………(Zip Code)

(404) 355-2820

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

 On June 11, 2009, Cagle’s, Inc. and its wholly owned subsidiary Cagle Farms, Inc. (the "Company") signed an

AMENDMENT NUMBER 3 TO THE THIRD AMENDED AND RESTATED REVOLVING LINE OF CREDIT AND SECURITY AGREEMENT (the “Agreement”), effective as of January 29, 2009, with AgSouth Farm Credit, ACA, an agricultural credit association ("the Association").

   There are two primary changes to the existing Agreement between the parties:

1. The Tangible Net Worth covenant as defined in Section 11.3 of the Agreement shall remain $30,000,000.00 until January 2, 2010, at which time it shall automatically be increased to $35,000,000.00 and shall remain at $35,000,000.00 until July 3, 2010, at which time it shall automatically be increased to $40,000,000.00 and shall remain at $40,000,000.00 at all times thereafter

2. Setting forth the Borrowers’ reconfirmation, effective as of the Effective Date of This Amendment Number 3, of all of the representations, warranties, and covenants originally made by the Borrowers in the Agreement;

No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.